EXHIBIT 24

PVF CAPITAL CORP.

POWER OF ATTORNEY

Each undersigned director and/or officer of PVF Capital Corp. whose signature appears below hereby constitutes and appoints Robert J. King, Jr., James H. Nicholson and Jeffrey N. Male, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities and Exchange Act of 1934, as amended, the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, and any and all amendments (on Form 10-K/A) and exhibits to the foregoing and any and all other documents to be filed with the Securities and Exchange Commission pertaining to such Annual Report, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises or in the name, place and stead of each of the said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

Effective the 21st day of September, 2012, unless otherwise indicated below.

/s/ Robert J. King, Jr. Robert J. King, Jr. President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ James H. Nicholson James H. Nicholson Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mark D. Grossi Mark D. Grossi Chairman of the Board

/s/ Marty E. Adams Marty E. Adams Director	/s/ Steven A. Calabrese Steven A. Calabrese Director

/s/ Frederick D. DiSanto Frederick D. DiSanto Director	/s/ Umberto P. Fedeli Umberto P. Fedeli Director

/s/ Richard R. Hollington, III Richard R. Hollington, III Director	/s/ Stuart D. Neidus Stuart D. Neidus Director